Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

September 21, 2015

Analog Devices, Inc.

One Technology Way

Norwood, Massachusetts 02062-9106

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about September 21, 2015 (the “Registration Statement”) for the registration of an unlimited amount of debt securities (“Debt Securities”) of Analog Devices, Inc., a Massachusetts corporation (the “Company”).

We are acting as counsel for the Company in connection with the Registration Statement relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of the Debt Securities. The Debt Securities will be offered pursuant to the Indenture dated as of June 3, 2012 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement.

We have examined and relied upon signed copies of the Registration Statement as filed with the Commission and the Indenture included as an exhibit to the Registration Statement. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company and other persons, and such other documents, instruments and certificates as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and the completeness and accuracy of the corporate records of the Company provided to us by the Company.

In rendering the opinion set forth below, we have assumed that (i) the issuance, sale, amount and terms of the Debt Securities, to be offered from time to time, will be duly authorized and established by all requisite action, corporate or other, by the Company; (ii) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture, (iii) the Indenture is a valid and binding obligation of the Trustee; and (iv) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended. We have also assumed that there will not have occurred, prior to the date of issuance of any Debt Securities, any change in law affecting the validity or enforceability of such Debt Securities and that at the time of the issuance and sale of any Debt Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise reduce their prior authorization of the issuance of the Debt Securities.

Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109

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Analog Devices, Inc.

September 21, 2015

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the state laws of the Commonwealth of Massachusetts.

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Debt Securities, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

On the basis of, and subject to, the foregoing, we are of the opinion that when (i) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (ii) the terms of the Debt Securities have been duly authorized and established by all requisite action, corporate or other, by the Company; and (iii) such Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Analog Devices, Inc.

September 21, 2015

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ MARK G. BORDEN
Mark G. Borden, a Partner